Exhibit 99.1

Enphase Energy Reports Financial Results for the Fourth Quarter and Fiscal Year 2016
PETALUMA, Calif., February 28, 2017—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company, announced today financial results for the fourth quarter and year ended December 31, 2016.
Enphase Energy reported total revenue for the fourth quarter of 2016 of $90.6 million, an increase of 2 percent compared to the third quarter of 2016 and an increase of 38 percent compared to the fourth quarter of 2015. During the fourth quarter of 2016, Enphase sold 194MW (AC) or 815,000 microinverters. GAAP gross margin for the fourth quarter of 2016 was 17.9 percent and non-GAAP gross margin was 18.2 percent.
GAAP operating expenses for the fourth quarter of 2016 were $26.3 million and non-GAAP operating expenses were $23.4 million, a decrease of 19 percent sequentially. GAAP operating loss for the fourth quarter of 2016 was $10.1 million and non-GAAP operating loss was $6.9 million. GAAP net loss for the fourth quarter of 2016 was $13.2 million, or a net loss of $0.21 per share. On a non-GAAP basis, net loss was $9.3 million, or a net loss of $0.15 per share.
The Company exited the quarter with a total cash balance of $17.8 million.
For the fiscal year 2016, total revenue was $322.6 million. During 2016, Enphase shipped a record 726MW (AC) or 3.1 million microinverters. GAAP gross margin for 2016 was 18.0 percent and non-GAAP gross margin was 18.4 percent. GAAP net loss for 2016 totaled $67.5 million, or a net loss of $1.34 per share. Non-GAAP net loss was $52.4 million, or a net loss of $1.04 per share in 2016.
“A more competitive pricing strategy drove our inverter market share gains in the U.S. and globally during the second half of 2016,” said Paul Nahi, president and CEO of Enphase Energy. “The launch of our AC Battery storage solution in Australia and New Zealand during the third quarter and in the U.S. and Europe during the fourth quarter of 2016 helped drive multiple customer wins globally. Our product cost reduction efforts remain on track and we look forward to the U.S. launch of our Enphase Home Energy Solution with IQ™, our next-generation integrated solar, storage and energy management offering, during the first quarter of 2017.”
“We took several actions in the second half of 2016 to strengthen our cash position and reduce our operating expenses to better align Enphase's resources with our long-term growth strategies,” said Bert Garcia, CFO of Enphase Energy. “Our third quarter restructuring initiatives resulted in $20 million of annualized non-GAAP operating expense savings starting in the fourth quarter of 2016.  In addition, we took incremental restructuring actions in the first quarter of 2017, which we expect to result in an additional $18 million of annualized non-GAAP operating expense savings starting in the second quarter of 2017.”
Business Outlook
“We expect our revenue for the first quarter of 2017 to be within a range of $60 million to $65 million,” stated Bert Garcia. “While our first quarter results are typically impacted by normal seasonality, the extraordinarily wet winter in California, where we have a strong presence, has negatively impacted our first quarter guidance. We expect GAAP and non-GAAP gross margin for the first quarter to be within a range of 16 percent to 20 percent. Non-GAAP gross margin excludes approximately 250,000 of stock-based compensation expense. We expect our GAAP operating expense for the first quarter to be within a range of $27.5 million to $29.5 million and non-GAAP operating expense to be within a range of $19 million to $21 million, excluding an estimated $1.5 million of stock-based compensation expense and approximately $7 million of additional restructuring expense.”
Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss) and diluted net income (loss) per share.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:
Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.
Acquisition-related net charges (credits). These items include: (1) revaluation of contingent consideration and its income tax effects, which represent accounting adjustments to state contingent consideration liabilities at their estimated fair value, and (2) amortization of acquired intangibles, which consists of customer relationships. These items relate to a specific prior acquisition and are not reflective of the Company’s ongoing financial performance.
Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of cash-based severance related to workforce reduction actions and asset write-downs of property and equipment, lease loss reserves, and other contract termination costs resulting from restructuring initiatives.
Amortization of Debt Issuance Costs. The Company excludes amortization of debt issuance costs because the costs do not represent a cash outflow for the Company except in the period the financing was secured and such amortization expense is not reflective of the Company’s ongoing financial performance.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter and full year 2016 results and first quarter 2017 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 54561708. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 54561708 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s future financial performance, ability to drive down costs, market demands for its microinverters and future products, competitive position and advantages of its technology. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the Company’s ability to raise additional capital to support its business, if required; the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broader market acceptance of its microinverter and home energy solutions and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success and pricing of competing solar solutions that are or become available; the Company’s ability to effectively manage its operating expenses, its expansion into new markets, and its ability to maintain or achieve anticipated product quality, product performance and cost targets; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand, including distribution inventory levels, and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, which will be filed with the

SEC in the first quarter of 2017. All information set forth in this press release and its attachments is as of February 28, 2017. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.
About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped more than 13 million microinverters, and more than 580,000 Enphase systems have been deployed in more than 100 countries. Visit www.enphase.com for more information.
Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.
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Contact

Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net revenues	$90,601	$65,629	$322,591	$357,249
Cost of revenues	74,367	49,929	264,583	249,032
Gross profit	16,234	15,700	58,008	108,217
Operating expenses:
Research and development	11,378	12,544	50,703	50,819
Sales and marketing	7,592	10,922	38,810	45,877
General and administrative	6,296	7,405	27,418	30,830
Restructuring charges	1,060	—	3,777	—
Total operating expenses	26,326	30,871	120,708	127,526
Loss from operations	(10,092)	(15,171)	(62,700)	(19,309)
Other income (expense), net
Interest expense	(1,181)	(196)	(2,773)	(501)
Other income (expense)	(1,164)	259	(514)	(893)
Total other income (expense), net	(2,345)	63	(3,287)	(1,394)
Loss before income taxes	(12,437)	(15,108)	(65,987)	(20,703)
Provision for income taxes	(751)	(675)	(1,475)	(1,379)
Net loss	$(13,188)	$(15,783)	$(67,462)	$(22,082)
Net loss per share:
Basic and diluted	$(0.21)	$(0.35)	$(1.34)	$(0.49)
Shares used in per share calculation:
Basic and diluted	61,881	45,504	50,519	44,632

ENPHASE ENERGY, INC. Consolidated Balance Sheets (In thousands, except par value)

(Unaudited)
	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$17,764	$28,452
Accounts receivable, net	61,019	46,099
Inventory	31,960	40,800
Prepaid expenses and other	7,121	6,417
Total current assets	117,864	121,768
Property and equipment, net	31,440	32,118
Goodwill	3,664	3,745
Intangibles, net	945	2,220
Other assets	9,663	5,677
Total assets	$163,576	$165,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,696	$25,569
Accrued liabilities	31,533	26,364
Deferred revenues	6,411	3,915
Revolving credit facility	10,100	17,000
Current portion of term loan	3,032	—
Total current liabilities	82,772	72,848
Deferred revenues, non-current	33,893	25,115
Warranty obligations, non-current	22,818	23,475
Other liabilities	2,025	2,641
Term loan, less current portion	20,768	—
Total liabilities	162,276	124,079
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	—
Additional paid-in capital	252,126	224,732
Accumulated deficit	(250,535)	(183,073)
Accumulated other comprehensive loss	(292)	(210)
Total stockholders’ equity	1,300	41,449
Total liabilities and stockholders’ equity	$163,576	$165,528

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Years Ended December 31,
	2016	2015
Operating activities:
Net loss	$(67,462)	$(22,082)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,638	10,539
Provision for doubtful accounts	3,097	1,502
Asset impairment and restructuring	3,190	522
Gain on business divestiture	(640)	—
Amortization of debt issuance costs	145	163
Stock-based compensation	10,326	12,696
Revaluation of contingent consideration liability	—	(1,827)
Deferred income tax (benefit) expense	651	642
Changes in operating assets and liabilities (net of acquisition/divestiture):
Accounts receivable	(18,017)	(2,482)
Inventory	8,840	(19,210)
Prepaid expenses and other assets	(4,759)	(5,281)
Accounts payable, accrued and other liabilities	9,764	(6,013)
Deferred revenues	11,274	9,671
Net cash (used in) provided by operating activities	(32,953)	(21,160)
Investing activities:
Purchases of property and equipment	(12,167)	(12,525)
Purchases of intangible assets	(678)	(237)
Business divestitures (acquisitions)	1,050	—
Change in restricted cash	—	300
Net cash used in investing activities	(11,795)	(12,462)
Financing activities:
Proceeds from public offering of common stock, net of offering costs	16,142	—
Proceeds from term loan, net of issuance costs	23,989	—
Proceeds from borrowings under revolving credit facility	10,000	46,000
Payments under revolving credit facility	(16,900)	(29,150)
Holdback payment related to prior acquisition	—	(300)
Repayments of term loans	—	—
Proceeds from issuance of common stock under employee stock plans	1,144	4,014
Net cash provided by (used in) financing activities	34,375	20,564
Effect of exchange rate changes on cash	(315)	(522)
Net increase (decrease) in cash and cash equivalents	(10,688)	(13,580)
Cash and cash equivalents — Beginning of year	28,452	42,032
Cash and cash equivalents — End of year	$17,764	$28,452

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Gross profit (GAAP)	$16,234	$15,700	$58,008	$108,217
Stock-based compensation	281	304	1,188	1,217
Severance costs	—	52	—	52
Gross profit (Non-GAAP)	$16,515	$16,056	$59,196	$109,486

Gross margin (GAAP)	17.9%	23.9%	18.0%	30.3%
Stock-based compensation	0.3%	0.6%	0.4%	0.3%
Gross margin (Non-GAAP)	18.2%	24.5%	18.4%	30.6%

Operating expenses (GAAP)	$26,326	$30,871	$120,708	$127,526
Stock-based compensation(1)	(1,807)	(2,813)	(9,138)	(11,479)
Amortization of acquisition-related intangibles	(15)	(45)	(150)	(180)
Revaluation of contingent consideration liability	—	227	—	1,827
Restructuring, asset impairments and other charges	(1,060)	—	(3,777)	—
Severance costs	—	(472)	—	(1,952)
Operating expenses (Non-GAAP)	$23,444	$27,768	$107,643	$115,742

(1) Includes stock-based compensation as follows:
Research and development	$832	$1,180	$3,879	$4,559
Sales and marketing	385	652	2,144	3,162
General and administrative	590	981	3,115	3,758
Total	$1,807	$2,813	$9,138	$11,479

Loss from operations (GAAP)	$(10,092)	$(15,171)	$(62,700)	$(19,309)
Stock-based compensation	2,087	3,117	10,326	12,696
Amortization of acquisition-related intangibles	15	45	150	180
Revaluation of contingent consideration liability	—	(227)	—	(1,827)
Restructuring, asset impairments and other charges	1,060	—	3,777	—
Severance costs	—	524	—	2,004
Loss from operations (Non-GAAP)	$(6,930)	$(11,712)	$(48,447)	$(6,256)

Net loss (GAAP)	$(13,188)	$(15,783)	$(67,462)	$(22,082)
Stock-based compensation	2,087	3,117	10,326	12,696
Amortization of acquisition-related intangibles	15	45	150	180
Revaluation of contingent consideration liability	—	(227)	—	(1,827)
Restructuring, asset impairments and other charges	1,060	—	3,777	—
Severance costs	—	524	—	2,004
Non-cash interest expense	44	43	145	163
Income tax effect on acquisition/divestiture	653	745	653	745
Net loss (Non-GAAP)	$(9,329)	$(11,536)	$(52,411)	$(8,121)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net loss per share (GAAP)	$(0.21)	$(0.35)	$(1.34)	$(0.49)
Stock-based compensation	0.03	0.07	0.20	0.29
Amortization of acquisition-related intangibles	—	—	—	—
Revaluation of contingent consideration liability	—	—	—	(0.04)
Restructuring, asset impairments and other charges	0.02	—	0.07	—
Severance costs	—	0.01	—	0.04
Non-cash interest expense	—	—	—	—
Income tax effect on acquisition/divestiture	0.01	0.02	0.01	0.02
Net loss per share (Non-GAAP)	$(0.15)	$(0.25)	$(1.04)	$(0.18)

Shares used in per share calculation (Non-GAAP)	61,881	45,504	50,519	44,632